                                                                  EXHIBIT 10.7.3

                                   SUB-LEASE

     THIS SUB-SUBLEASE (the "Sub-Sublease") is entered into as of the 1st day of FEB, 2000, by and between Agresso Corp., a California corporation ("Agresso"), as sub-sublessor, and Annuncio Software, Inc., a California corporation ("Annuncio"), as sub-sublessee with respect to the following facts:

                                    Recitals

     A. The Dialog Corporation, a California corporation formerly Dialog Information Services, Inc., a California corporation ("Dialog") entered into that certain Lease dated March 10, 1994 (the "Master Lease") with The Sobrato 1979 Trust, a California limited partnership, formerly Sobrato Development Companies #850, a California limited partnership ("Master Landlord") pursuant to which Dialog leased the premises consisting of the building (the "Building") containing 133,500 square feet of space and commonly known as 2440 El Carmino Real, Mountain View (the "Master Lease Premises"). A copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise set forth herein, capitalized
                   ---------
terms used herein shall have the same meanings as such terms have in the Master Lease.

     B. Agresso and Dialog entered into that certain Sublease (the "Original Sublease") dated March 26, 1998, pursuant to which Dialog subleased to Agresso a portion of the Master Lease Premises consisting of 9,319 rentable square feet of space on the first and fifth floors of the Building (the "Agresso Premises"). A copy of the Original Sublease is attached hereto as Exhibit B.
                                                    ---------

     C. Agresso desires to sub-sublease the Agresso Premises to Annuncio, and Annuncio desires to sub-sublease the Agresso Premises from Agresso, pursuant to the terms and conditions set forth in this Sub-Sublease.

     Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agresso and Annuncio agree as follows:

     1.   SUBLEASE.
          --------

     Agresso leases to Annuncio and Annuncio hires from Agresso the Agresso Premises. The Premises are delivered to Annuncio in their present "as-is" condition, without the construction of any tenant improvements.

     2.   TERM.
          ----

     The term ("Term") of this Sub-Sublease shall commence on the later to occur of February 1, 2000 or the date Master Landlord and Dialog have consented to this Sub-Sublease (the "Commencement Date") and shall expire on January 22, 2005, subject to the earlier termination as provided herein.

     3.   RENT.
          ----

     Annuncio shall pay to DIALOG Basic Rent as provided below and Additional Rent in monthly installments as required under the Original Sublease.

Period                       Basic Rent/Master  Rate/Sq. Ft.
------                       -----------------  ------------
Commencement Date-3/14/00           $27,025.10         $2.90
3/15/00-3/14/01                     $27,957.00         $3.00
3/15/01-3/14/02                     $28,888.90         $3.10
3/15/02-3/14/03                     $29,820.80         $3.20
3/15/03-3/14/04                     $30,752.70         $3.30
3/15/04-1/22/05                     $31,684.60         $3.40

     Notwithstanding the foregoing, and without limitation, Annuncio shall not be required to pay Agresso any penalties (whether in the form of late charges, interest penalties, or other similar charges) required to be paid under the Original Sublease by Agresso, to the extent such penalties become due as the result of the negligence or other misconduct of Agresso or as the result of the failure of Agresso to comply with the terms and conditions of the Master Lease or this Sub-Sublease.

     4.   SUBLEASE CONSIDERATION AND TRANSFER OF WORK STATIONS.
          ----------------------------------------------------

     UPON SIGNATURE HEREOF, ANNUNCIO WILL PAY AGRESSO $50,000 DEPOSIT AND ITEMS LISTED BELOW .

     Upon receipt of Master Landlord's and Dialog's consent to this Sub-Sublease, Annuncio shall pay the following amounts to the parties indicated as additional consideration for this Sub-Sublease:

          4.1 $175,000 to Agresso, which sum shall compensate Agresso for costs incurred in connection with its original move to the Agresso Premises, broken down as follow:

          Cost of construction initial tenant improvements   $ 93,200
          27 Workstations                                    $ 51,600
          Receptionist station                               $ 10,000
          Cabling costs                                      $ 13,000
          Miscellaneous                                      $  8,000
                                                             --------
                                                             $175,000

          4.2 $125,000 to Agresso, which sum represents the net present value of the difference between the prevailing fair market rental value of the Agresso Premises and the Basic Rent to be paid by Annuncio to Agresso (the "Bonus Rent").

          4.3 $62,500 to Master Landlord, which sum represents one-half of the Bonus Rent paid by Annuncio pursuant to section 4.2, above (the "Master Landlord Payment"). By consenting to this Sub-Sublease, Master Landlord agrees that the Master Landlord Payment constitutes the entire sum due to Master Landlord 29.B. of the Master Lease, and that the Master Landlord Payment is not part of the Bonus Rent paid hereunder, but is instead an additional payment made to ensure that Agresso receives an amount equal to 100% of the Bonus Rent.

     In consideration of the payment described in section 4.1, above, Agresso shall deliver to Annuncio the items described therein on the Commencement Date. Agresso shall deliver 27 work stations, which work stations shall be purchased
                      --
by Annuncio (for the price set forth in section 4.1) "as is, where is," without any representation or warranty of any kind other than that Agresso has free and marketable title thereto. Agresso shall deliver to Annuncio an executed Bill of Sale in the form attached hereto as Exhibit C concurrently with its receipt of
                                    ---------
the payment described in section 4.1. Annuncio shall pay the cost of any and all taxes in connection with the delivery of the Bill of Sale.

     5.   ANNUNCIO DEPOSITS.
          -----------------

          5.1  Amount.

               (a) Upon the full execution of this Sub-Sublease, Annuncio shall deliver to Agresso (1) (37,973.10), which sum shall represent Basic Rent plus Services, Insurance & Tax for the first month of the Term, (2) a security deposit ("Annuncio's Security Deposit") in the amount of $162,150.60, which equals as security for the faithful performance by Annuncio of all of Annuncio's obligations under this Sub-Sublease.

               (b) Agresso shall comply with the provisions in Section 4.c of the Original Sublease regarding the return to Annuncio of Annuncio's Security Deposit after the end of the Term.

          5.2  Reduction of Annuncio Security Deposit.

               (a) Provided that Annuncio is not then in default under this Sub-Sublease, the Annuncio Security Deposit shall be reduced on each anniversary of the Commencement Date by $27,025.10, which sum shall be paid by Agresso to Annuncio within ten (10) days after each anniversary of the Commencement Date.

               (b) Notwithstanding the provisions of paragraph 5.2.a, if Annuncio's stock is involved in a public offering, Annuncio's Security Deposit shall be reduced to $54,030.20. Any portion of Annuncio's Security Deposit in excess of $54,030.20 shall be returned to Annuncio within ten (10) days after the public offering of Annuncio's stock.

          5.3 Letter of Credit. In lieu of a cash Security Deposit, simultaneously with the execution and delivery of this Sub-Sublease, Annuncio may deliver to Agresso an irrevocable and unconditional standby letter of credit made payable to Agresso, its successors and assigns, in the sum of Annuncio's Security Deposit (the "Letter of Credit"), which shall secure the performance by Annuncio of all obligations on the part of Annuncio hereunder. The Letter of Credit shall include a provision reducing the amount thereunder consistent with the reductions of Annuncio's Security Deposit as provided for in paragraph 5.2(a). In the event that the amount of Annuncio's Security Deposit is permitted to be reduced pursuant to paragraph 5.2(b), Annuncio shall have the right to substitute in place of the Letter of Credit a letter of credit identical to the Letter of Credit in all aspects except that the amount thereof shall be $54,030.20. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Agresso. Although Agresso shall only have the right to draw under the

Letter of Credit as set forth herein, under the terms of the Letter of Credit, the sole condition to Agresso's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the Sub-Sublease Term so as to expire no earlier than thirty (30) days following the Sub-Sublease Term expiration date and shall contain such other customary terms as Agresso requires in its reasonable discretion. It is agreed: (i) that the Letter of Credit may be drawn upon to cure any default that may exist, without prejudice to any other remedy or remedies that Agresso may have on account thereof, and upon Agresso's demand, Annuncio shall reimburse the issuer for the amount so drawn so that the Letter of Credit will be restored to its original amount; (ii) that the Letter of Credit may be drawn upon if the Letter of Credit has not been extended or renewed without amendment at least thirty (30) days prior to any then-current expiration date thereof; (iii) that if the rating of the issuer of the Letter of Credit at any time drops below A, then, within sixty (60) days of Agresso's demand, Annuncio shall replace the Letter of Credit with another Letter of Credit in a form reasonably acceptable to Agresso and with an issuer with a rating of at least an A and otherwise reasonable acceptable to Agresso and Agresso may draw on the existing Letter of Credit if, after Agresso requests that Annuncio replace the Letter of Credit as aforesaid, Agresso is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Agresso as provided above at least fifteen
(15) days prior to the then-current expiration date of the Letter of Credit; and
(iv) that the Letter of Credit shall be returned to Annuncio upon the later of
(a) thirty (30) days after the expiration of the Sub-Sublease Term, or (b) the date Annuncio has vacated the Agresso Premises and surrendered possession thereof to Agresso at the expiration of the Sub-Sublease Term as provided herein and has paid Agresso all sums due and owing under this Sub-Sublease.

     6.   USE
          ---

     Annuncio shall use the Premises only for the uses permitted in the Original Sublease, except as otherwise consented to in writing by Master Lessor and Agresso.

     7.   OTHER PROVISIONS OF SUB-SUBLEASE
          --------------------------------

          7.1 Except as provided in this Sub-Sublease, all terms and conditions of the Original Sublease are incorporated into and made a part of this Sub-Sublease as if Agresso were the "Sublessor" thereunder and Annuncio the "Sublessee" thereunder, except for the following: 2, 3(a)(i), the last sentence of section 3(b), 4(a), 5, 7(e), 10, 14, 20 and Exhibit C. Additionally, the first reference in section 7(d) of the Original Sublease to "Sublessor" shall be deemed to refer to Dialog.

          7.2 Agresso represents to Annuncio that, as of the date of this Sub-Sublease (i) the Master Lease and the Original Sublease are unmodified and in full force and effect, (ii) Agresso is not in default under the Original Sublease, (iii) no event has occurred or is occurring that would result in Agresso's default under the Original Sublease, and (iv) to Agresso's knowledge, neither the Master Lessor nor Dialog are in default under the Master Lease and Dialog is not in default under the Original Sublease.

          7.3 Agresso represents to Annuncio that Agresso shall not, in a manner that would materially and adversely affect Annuncio's rights under this Sub-Sublease, voluntarily (i) terminate the Original Sublease or (ii) amend or otherwise modify the terms of the Original Sublease.

          7.4 Except as otherwise provided in this Sub-Sublease, Annuncio agrees to observe, comply with, and perform, all of the terms and conditions applicable to Agresso as Sublessee under the Original Sublease, except that the obligation to pay Rent to Dialog under the Original Sublease shall be considered performed by Annuncio to the extent and in the amount Rent is paid to Agresso in accordance with this Sub-Sublease. Annuncio shall not commit or suffer any act or omission that will violate any of the provisions of the Original Sublease.

          7.5 Agresso shall exercise due diligence in attempting to cause Dialog to perform Dialog's obligations under and in accordance with the Original Sublease, for the benefit of Annuncio. Notwithstanding any other provision of this Sub-Sublease, if Dialog does not perform any of its obligations under and in accordance with the Original Sublease, Agresso agrees at Annuncio's request to enforce the terms of the Original Sublease against Dialog in accordance with the Original Sublease. Agresso and Annuncio mutually agree to reasonably cooperate with each other with respect to any such enforcement efforts, proceeding or action.

          7.6 If the Original Sublease terminates, this Sub-Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sub-Sublease, except as otherwise expressly provided in the Original Sublease or this Sub-Sublease. Notwithstanding the preceding sentence, if the Original Sublease terminates as a result of a default or breach by Agresso or Annuncio under this Sub-Sublease and/or the Original Sublease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination.

          7.7 If the Original Sublease gives Agresso any right to terminate the Original Sublease in the event of the partial or total damage, destruction, or condemnation of the Agresso Premises or the Building or the Master Lease Premises, the exercise of such right by Agresso shall not constitute a default or breach hereunder; provided that Agresso shall give Annuncio written notice (the "Termination Notice") of Agresso's intent to exercise such right of termination at least thirty (30) days in advance of such exercise, and any such exercise of the right to terminate by Agresso further shall be subject to Annuncio's prior written approval, which shall not unreasonably be withheld. If, within twenty (20) days after receiving the Termination Notice, Annuncio fails to deliver to Agresso its written disapproval of such termination by Agresso (Annuncio's approval shall not unreasonably be withheld), Annuncio conclusively shall be deemed to have consented to such termination.

          7.8 Agresso acknowledges that if Annuncio pays the Rent to Agresso, Agresso's failure to pay the Rent owing by Agresso to Dialog under the Original Sublease would cause Annuncio to incur damages, costs, and expenses. Accordingly, upon such failure, Annuncio shall have the right to pay directly to Dialog the Rent owed by Agresso to Dialog under the Original Sublease, and to deduct the same from the Basic Rent and Additional Rent due hereunder.

     8.   DEFAULT BY ANNUNCIO.
          -------------------

     If Annuncio shall be in default of any covenant of, or shall fail to honor any obligation under, this Sub-Sublease, Agresso, upon giving any required notice and subject to the right, if any, of Annuncio to cure any such default within any applicable cure period, shall have available to it against Annuncio all of the remedies available to Dialog under the Original Sublease in the event of such a default on the part of Agresso thereunder.

     9.   CONDITION TO LEASE.
          ------------------

     The execution of this Sub-Sublease by Agresso and Annuncio shall not bind either party unless Dialog and Master Landlord consent to this Sub-Sublease on or before February 14, 2000.

     10.  INDEMNIFICATION.
          ---------------

          10.1 Agresso shall indemnify, defend and hold Annuncio harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable legal counsel fees and disbursements) incurred by Annuncio by reason of or arising out of (i) the use or occupancy of the Agresso Premises by Agresso, or (ii) any act or failure to act by Agresso to perform or comply with any of the agreements, terms covenants or conditions of the Original Sublease or this Sub-Sublease to be performed or observed thereunder by Agresso.

          10.2 Annuncio shall indemnify, defend and hold Agresso harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable legal counsel fees and disbursements) incurred by Agresso by reason of or arising out of (i) the use or occupancy of the Agresso Premises by Annuncio, or (ii) any act or failure to act by Annuncio to perform or comply with any of the agreements, terms covenants or conditions of this Sub-Sublease (including, without limitation, the agreements, terms covenants or conditions set forth in the Original Sublease which are incorporated in this Sub-Sublease) to be performed or observed by Annuncio).

          10.3 The foregoing indemnities shall survive any expiration or termination of this Sub-Sublease.

     11.  BROKERS.
          -------

     Agresso represents that it has been represented only by Terry Haught and Dave Heibert of Cornish & Carey as a real estate broker in this transaction. Annuncio represents that it has been represented only by Jere Hench of Wayne Mascia Associates as a real estate broker in this transaction. Agresso and Annuncio shall each defend, indemnify and hold the other harmless from any claim made by any broker other than those identified in this paragraph who is asserting a right to a commission as a result of representing the indemnifying party.

     12.  ADDRESS FOR NOTICES.
          -------------------

     Agresso's address for notices shall be as set forth in section 21 of the Original Sublease. Annuncio's address for notices, shall be 2440 West El Camino Real, Suite 300, Mountain View, CA 94040-1400, attn: K.K. Moller.
                                                     ------

     IN WITNESS WHEREOF, Agresso and Annuncio have executed this Sub-Sublease, and this Sub-Sublease shall be effective, as of the date that Dialog and Master Landlord consent in writing to this Sublease-Sublease.

AGRESSO                                      ANNUNCIO
-------                                      --------

AGRESSO CORP., a California corporation      ANNUNCIO SOFTWARE, INC.,
                                             a California corporation

By /s/ K.K. Moller

Its PRESIDENT & CEO                          By /s/ Didier Moretti
    --------------------------               ------------------------------

By  K.K. Moller                              Its President & CEO
   ---------------------------               ------------------------------

Its___________________________               By ___________________________

                                             Its___________________________

Date Signed: FEB. 1st, 2000                  Date Signed: Feb 1, 2000
             --------------                               -----------

                                   EXHIBIT A

                                The Master Lease

                                   EXHIBIT B

                             The Original Sublease

                                   EXHIBIT C

                                The Bill Of Sale

     For good and valuable consideration, receipt of which is hereby acknowledged, Agresso Corp., a California corporation ("Seller") hereby grants, bargains, sells, conveys, assigns, and transfers to Annuncio Software, Inc., a California corporation ("Buyer") the goods described in Schedule 1 attached hereto and made a part hereof.

     Seller covenants and agrees that it is the lawful owner of the goods; that the goods are free from all encumbrances; that Seller has the right to sell the goods: and that Seller will warrant and defend the same against the lawful claims and demands of all persons.

     This Bill of Sale is executed and made effective on FEB 1st, 2000.

                                    SELLER:

                                    AGRESSO CORP., a California corporation

                                    By: /s/ K.K. Moller
                                        -----------------------------------
                                    Name: K.K. Moller
                                          ---------------------------------

                                    Title: PRESIDENT & CEO
                                           --------------------------------

                           Schedule 1 to Bill of Sale
                           --------------------------

[number of, and indentifying information for, work stations should be listed here]

27 Only TEKNION Cubicles

ASSORTMENT OF FILING DRAWERS & CABINETS

1 ONLY DISWASHER

12 BURGANDY CHAIRS

1 CONFERENCE ROOM TABLE.

AS PER ATTACHED DIAGRAM.

                                [CHART OMITTED]

                                 AGRESSO CORP.
                              2440 El Camino Real
                                 Mountain View
                                   CA 94040

                   Schematic of changes to the 5th Floor of
                              the Dialog Buildng

                                1st April 1998